Exhibit (a)(5)(A)

Data Storage Corporation Extends Expiration Time of Offer to Purchase

MELVILLE, N.Y., December 23, 2025 (GLOBE NEWSWIRE) — Data Storage Corporation (Nasdaq: DTST) (“Data Storage” or the “Company”), today announced that it will extend the Expiration Time for its Offer to Purchase. The Offer to Purchase shall be extended from January 7, 2026 to January 12, 2026. The Company will file an Amendment No. 2 to its Schedule TO with the Securities and Exchange Commission solely to extend the expiration date of the Tender Offer to 12:00 Midnight at the end of the day, New York City Time on Monday, January 12, 2026, unless the Offer is extended (such date and Time, as they may be extended (the “Expiration Time”) or earlier terminated.

About Data Storage Corporation

Data Storage Corporation (Nasdaq: DTST), through its subsidiary today, Nexxis, Inc., provides Voice over Internet Protocol (“VoIP”)/Unified Communications and dedicated internet connectivity as part of DTST’s one-stop solution set. Once the tender offer is complete, DTST plans to invest in and support businesses, including, but not limited to, GPU Infrastructure-as-a-Service (IaaS), AI-driven software applications, cybersecurity, and voice/data telecommunications. The Company’s mission is to build sustainable, recurring revenue streams while maintaining financial discipline and strategic focus. For more information, visit www.dtst.com.

Safe Harbor Provision

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are intended to be covered by the safe harbor created thereby. Forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can provide no assurance that such expectations will prove to have been correct. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and include statements regarding filing an Amendment No. 2 to the Company’s Schedule TO with the Securities and Exchange Commission; and building sustainable, recurring revenue streams while maintaining financial discipline and strategic focus. Important factors that could cause actual results to differ materially from current expectations include the Company’s ability to complete the Tender Offer process as expected; and the Company’s ability to build sustainable, recurring revenue streams while maintaining financial discipline and strategic focus. These risks should not be construed as exhaustive and should be read together with the other cautionary statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was initially made. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or otherwise.

Additional Information

The press release is neither an offer to purchase nor a solicitation of an offer to sell securities. The Offer for the shares of Common Stock described in this press release is described in a tender offer statement on Schedule TO the Company filed with the Securities and Exchange Commission (“SEC”) on December 8, 2025, as amended on December 18, 2025 and today.

THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) CONTAIN IMPORTANT INFORMATION. HOLDERS OF SHARES OF THE COMPANY’S COMMON STOCK ARE URGED TO READ THESE DOCUMENTS CAREFULLY (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF SHARES OF THE COMPANY’S COMMON STOCK SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES.

The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents have been made available to all holders of shares of the Company’s Common Stock at no expense to them. The tender offer materials are available for free at the SEC’s website at www.sec.gov or by accessing the Investor Relations section of the Company’s website at www.dtst.com.

Contact:
Crescendo Communications, LLC
212-671-1020
DTST@crescendo-ir.com